Exhibit 99.1

Hecla Postpones 2010 Fourth Quarter Results and Webcast

COEUR D’ALENE, Idaho--(BUSINESS WIRE)--February 15, 2011--Hecla Mining Company (“Hecla”) (NYSE:HL) has postponed the release of its 2010 fourth quarter results and associated conference call and webcast, and expects to release its results on or before February 28, 2011. Hecla will provide notice when the release date has been determined.

The company has decided to postpone the release of its fourth quarter results due to ongoing settlement negotiations regarding the CERCLA litigation involving our subsidiary Hecla Limited and historic mining activity in the Coeur d’Alene basin in north Idaho. This does not result from any disagreement with Hecla's auditors or any accounting or financial irregularity.

About Hecla

Established in 1891, Hecla Mining Company has distinguished itself as the largest and lowest cash cost silver producer in the U.S. The company has two operating mines and exploration properties in four world-class silver mining districts in the U.S. and Mexico. With a solid asset base, a strong cash position and no debt, Hecla is poised for growth.

CONTACT:
Hecla Mining Company
Mélanie Hennessey, 604-694-7729
Vice President – Investor Relations
Direct Main: 800-HECLA91 (800-432-5291)
Email: hmc-info@hecla-mining.com
Website: www.hecla-mining.com